Exhibit 3.18

GENERAL BY-LAW NO. 1

OF

9130-7462 QUÉBEC INC.

(Company incorporated under the Quebec Companies Act)

INTERPRETATION

(1)	THE ACT
(2)	UNANIMOUS SHAREHOLDER AGREEMENT AND ARTICLES

BOARD OF DIRECTORS

(3)	NUMBER
(4)	TERM OF OFFICE
(5)	RESIGNATION
(6)	REMOVAL FROM OFFICE
(7)	VACANCIES
(8)	REPLACEMENT
(9)	REMUNERATION
(10)	INTERESTED DIRECTOR

POWERS OF THE BOARD OF DIRECTORS

(11)	GENERAL POWER
(12)	SHARE CAPITAL
(13)	DIVIDENDS
(14)	BANKING
(15)	HEAD OFFICE
(16)	FINANCIAL YEAR
(17)	OFFICERS

MEETINGS OF THE BOARD OF DIRECTORS

(18)	SOLE DIRECTOR
(19)	ANNUAL MEETING
(20)	SPECIAL MEETINGS
(21)	NOTICE OF MEETING
(22)	PLACE
(23)	QUORUM
(24)	CHAIRMAN AND SECRETARY
(25)	PROCEDURE
(26)	PROPOSALS
(27)	PARTICIPATION BY ELECTRONIC MEANS
(28)	ADVISORS
(29)	ADJOURNMENT

President (Initials)	Secretary (Initials)

(30)	VOTING
(31)	ABSOLUTE MAJORITY
(32)	SIGNED RESOLUTION

MEETINGS OF SHAREHOLDERS

(33)	ANNUAL MEETING
(34)	SPECIAL MEETINGS
(35)	NOTICE OF MEETINGS
(36)	PLACE
(37)	QUORUM
(38)	CHAIRMAN AND SECRETARY
(39)	PROCEDURE
(40)	PROPOSALS
(41)	PARTICIPATION BY ELECTRONIC MEANS
(42)	ADVISORS
(43)	ADJOURNMENT
(44)	VOTING
(45)	JOINT SHAREHOLDERS
(46)	PROXY
(47)	ABSOLUTE MAJORITY
(48)	SIGNED RESOLUTION

OFFICERS AND REPRESENTATIVES

(49)	APPOINTMENT
(50)	QUALIFICATION
(51)	TERM OF OFFICE
(52)	RESIGNATION
(53)	VACANCY
(54)	PRESIDENT
(55)	SECRETARY
(56)	GENERAL POWERS
(57)	VICE-PRESIDENT
(58)	INDEMNIFICATION

AUDITOR OR EXPERT ACCOUNTANT

(59)	AUDITOR
(60)	QUALIFICATION
(61)	DUTIES OF AUDITOR
(62)	TERM OF MANDATE
(63)	EXPERT ACCOUNTANT

INTERPRETATION

(1)                                 THE ACT                                         Any reference to the “Act” shall be a reference to the “Quebec Companies Act” and any provision of these by-laws in contravention thereof shall be deemed to be null and void.

(2)                                 UNANIMOUS SHAREHOLDER AGREEMENT AND ARTICLES                                     Any provision of these by-laws which may be in contravention of the provisions of a unanimous shareholder agreement or the articles shall be deemed to be null and void.

BOARD OF DIRECTORS

(3)                                 NUMBER                                         The business of the Company shall be administered by a Board of Directors (the “Board”).  Subject to the limits set out in the articles and as prescribed by the Act in the case of a distribution to the public, the Board shall be made up of one or more directors.  The specific number shall be fixed by resolution of the shareholders within the limits set out in the articles.  Failing such resolution of the shareholders, the number of directors making up the Board shall be that indicated in the last notice sent to the Inspector General.

(4)                                 TERM OF OFFICE                                          The director or directors making up the Board shall be appointed each year at the annual meeting of shareholders.  Directors whose term of office has ended may be re-elected.  They shall remain in office until a new Board is formed or until they are removed from office, replaced or deceased or otherwise no longer qualify as directors.

(5)                                 RESIGNATION        A director may resign from office by sending a notice of resignation to the head office, by messenger or registered or certified mail or by filing such a notice at a meeting of the Board or meeting of shareholders.

(6)                                 REMOVAL FROM OFFICE                                        Unless indicated otherwise in the articles, a director may be removed from office and, as the case may be, replaced by ordinary resolution of the shareholders who are entitled to appoint him, passed at a special meeting of which the director has been given notice.  The term of office of the removed director shall terminate as of his removal from office.

(7)                                 VACANCIES                       The office of a director shall become vacant when he no longer qualifies as a director, becomes bankrupt, dies, is removed from office or resigns.  The Board may nonetheless continue to act provided a quorum is present.

(8)                                 REPLACEMENT    Any vacancy may be filled by resolution of the Board provided there is a quorum or by resolution of the shareholders.  The replacement shall remain in office for the remainder of the unexpired portion of the term of his predecessor.

(9)                                 REMUNERATION                                            The remuneration of the directors shall be established by the Board and is in addition, where applicable, to that to which they may be entitled in any other capacity.  The directors shall be entitled to be reimbursed costs incurred in the performance of their duties.

(10)                          INTERESTED DIRECTOR                                                A director who is directly or indirectly interested in a contract with the Company shall not be required to resign.  However, the director shall disclose his interest to all the other directors and abstain from voting on any resolution to approve such contract.

POWERS OF THE BOARD OF DIRECTORS

(11)                          GENERAL POWER                                    The Board shall exercise all the powers which the Company is authorized to exercise, except those which the Act or a unanimous shareholder agreement expressly reserves for the shareholders.  The Board may delegate its powers to officers, employees or other mandataries.  The Board may not delegate the powers described below which it exercises by resolution or those which are exclusively reserved for it under the Act.

(12)                          SHARE CAPITAL                                            The Board shall accept subscriptions for shares, issue them and allocate them among the persons, on the conditions and for the consideration it determines.  Where applicable, the Board shall redeem for cancellation issued shares. Share issues, redemptions and transfers shall be entered in the registers kept for such purpose.

(13)                          DIVIDENDS                            The Board may, but shall not be required to, declare dividends out of accrued profits.  Dividends shall be allocated among the shareholders according to their respective rights unless the articles give the Board discretion as to their distribution.  The Board may choose to set off any sum due to the Company or choose to pay a dividend in shares.

(14)                          BANKING                                      The Board shall choose, for its banking operations, one or more institutions with which the agreements considered necessary shall be entered into.  The Board shall appoint one or more persons with authority to bind the Company to them and, where applicable, establish the conditions necessary for cheques and other instruments drawn on its accounts to be honoured.

(15)                          HEAD OFFICE               The Board shall establish the head office within the limits indicated in the articles.

(16)                          FINANCIAL YEAR                                        The Board shall fix the date of the end of the financial year.

(17)                          OFFICERS                                   The Board shall appoint the officers and other mandataries in accordance with this by-law.

MEETINGS OF THE BOARD OF DIRECTORS

(18)                          SOLE DIRECTOR                                           Sections 19 to 31 shall not apply when the Board is made up of a sole director.

(19)                          ANNUAL MEETING                                  Each year, immediately after the annual general meeting of shareholders, a meeting of the newly formed Board shall be held, at which the Board shall appoint the officers and, where applicable, the accountant.  Such meeting shall not require a notice of meeting.

(20)                          SPECIAL MEETINGS                       Special meetings of the Board shall also take place as often as any one (1) of the directors considers necessary.

(21)                          NOTICE OF MEETING                   Special meetings shall be called by the director who considers the meeting necessary.  Notice shall be given in writing sent by messenger or registered or certified mail to the last known address of the directors.  The notice shall arrive at least two (2) clear juridical days before the date fixed for the meeting.  A meeting may be held without notice if all the directors are present or if the absent directors have agreed thereto.  The notice of meeting need not specify the purpose of the meeting or contain an agenda.

(22)                          PLACE       Meetings shall be held at the head office or at any other place fixed by the Board.

(23)                          QUORUM                                        The minimum number of directors in office who must be present for a meeting to validly deliberate and exercise the powers of the Board (the “quorum”) shall be equal to half the number of the directors in office plus one.  A quorum shall be maintained for the duration of the meeting.

(24)                          CHAIRMAN AND SECRETARY                The President of the Company or, failing him, its Vice-President shall chair the meetings.  The Secretary of the Company shall act as secretary of the meetings.  The majority of the directors present at a meeting may nonetheless choose any other person to act as Chairman or Secretary of the meeting, whether or not such person is a director.

(25)                          PROCEDURE                    The Chairman shall ensure the proper conduct of the meeting and, subject to the Act, the by-laws and any unanimous shareholder agreement, he shall determine the procedure to be followed in a reasonable and impartial manner.

(26)                          PROPOSALS                  The Chairman shall submit the proposals on which the Board must decide.  Any director may also submit a proposal.  The Board shall be seized of the proposals submitted without them being required to be seconded.  The agenda of any meeting shall be deemed to include a period during which the directors may submit their proposals.

(27)                          PARTICIPATION BY ELECTRONIC MEANS                                       A director may, with the consent of the directors present, participate in a meeting of the Board through technical means, including the telephone, which allow him to communicate with the other directors attending the meeting.  In such a case, the director shall be deemed to attend the meeting.

(28)                          ADVISORS                              All directors shall be entitled to an advisor during a meeting.  If the majority of the directors present have refused the presence of advisors, any director who requires one shall be entitled to a continuous telephone connection with his advisor during a meeting.

(29)                          ADJOURNMENT                                                A meeting of the Board may be adjourned at any time by the majority vote of the directors present and continued subsequently without it being necessary to give notice thereof again.

(30)                          VOTING                                               Each director shall be entitled to one vote.  Voting shall be by show of hands unless the Chairman of the meeting or a director asks for a ballot.  If voting is by ballot, the Secretary of the meeting shall act as scrutineer and count the ballots.  Voting by proxy shall not be allowed.  The Chairman of the meeting shall not have a casting vote in the case of a tie vote.

(31)                          ABSOLUTE MAJORITY        No resolution may be considered adopted by the Board if it has not received the favourable vote of a number of directors equal to half of the directors in office plus one, regardless of the number of directors attending the meeting.

(32)                          SIGNED RESOLUTION              A written resolution signed by all the directors entitled to vote thereon shall be valid and have the same effect as if it was passed at a meeting of the Board duly called and held on the date indicated in the resolution.  Such resolution shall be kept in the minute book according to its date, just as a regular minute.

MEETINGS OF SHAREHOLDERS

(33)                          ANNUAL MEETING                                  The annual meeting of the shareholders shall be held within six (6) months of the end of the financial year, on the date and at the place in the Province of Quebec which the Board shall determine.  At such meeting, the shareholders shall receive and take note of the financial statements and, where applicable, the report of the auditor.  They shall establish the Board and appoint the auditor or, provided they do so unanimously, decide not to appoint one.

(34)                          SPECIAL MEETINGS                         Special meetings shall take place as often as the President, the majority of the directors or of the shareholders holding jointly at least 10% of the voting shares consider necessary.

(35)                          NOTICE OF MEETINGS           Annual or special meetings shall be called by the President, by the majority of the directors or by the shareholders holding jointly at least 10% of the voting shares.  Notice shall be given by written notice sent by messenger, telegram or registered or certified mail to the last known address of the shareholders entitled to receive notice of the meeting.  The notice shall arrive at least seven (7) clear juridical days before the time fixed for the meeting.  A meeting may be held without notice if all the shareholders are present or if those absent have agreed to it being held.  In the case of a special meeting, the notice shall set forth the nature of the business to be discussed at it and, in the case of an annual meeting, the nature of any matter other than those set out above.

(36)                          PLACE       Meetings shall be held at the head office or at any other place which the Board may determine.

(37)                          QUORUM                                        One or more people holding or representing not less than the majority of the votes to which all the issued shares give the right shall form a quorum.  A quorum shall be maintained for the duration of the meetings.

(38)                          CHAIRMAN AND SECRETARY                The President of the Company or, in his absence, its Vice-President shall chair meetings.  The Secretary of the Company shall act as the secretary thereof. One or more participants holding or representing not less than the majority of the votes to which all the issued shares give the right may nonetheless choose another person to act as chairman or secretary of the meeting, whether or not such person is a director or shareholder.

(39)                          PROCEDURE                    The Chairman shall ensure the proper conduct of the meeting and, subject to the Act, the by-laws and any unanimous shareholder agreement, he shall determine the procedure to be followed in a reasonable and impartial manner.

(40)                          PROPOSALS                  The Chairman shall submit the proposals on which the meeting must decide.  Any shareholder or his representative may also submit a proposal.  The meeting shall be seized of the proposals submitted without them being required to be seconded.  The agenda of any meeting shall be deemed to include a period during which the shareholders or their representative may submit their proposals.

(41)                          PARTICIPATION BY ELECTRONIC MEANS                                       A shareholder or his representative may, with the consent of the participants, participate in a meeting through technical means, including the telephone, which allow him to communicate with the other participants.  In such a case, the shareholder shall be deemed to attend the meeting.

(42)                          ADVISORS                              Any shareholder shall be entitled to an advisor during a meeting.  If the majority of the participants have refused the presence of advisors, any shareholder who requires one shall be entitled to a continuous telephone connection with his advisor during a meeting.

(43)                          ADJOURNMENT                                                A meeting may be adjourned at any time by the majority vote of the participants holding or representing not less than a majority of the votes to which all the issued shares give the right and continued subsequently without it being necessary to give notice thereof again.

(44)                          VOTING                                               Each shareholder shall be entitled to as many votes as the number of voting shares he holds according to the registers at the beginning of the meeting.  Voting shall be by show of hands unless the Chairman of the meeting or one or more participants holding or representing not less than the majority of the votes to which all the issued shares give the right ask for a ballot.  If voting is by ballot, the Secretary of the meeting shall act as scrutineer and count the ballots.  The Chairman of the meeting shall not have a casting vote in the case of a tie vote.

(45)                          JOINT SHAREHOLDERS                                                 If several person hold shares jointly, the one who attends the meeting may, in the absence of the others, exercise the right to vote alone.  If several of them attend or are represented at the meeting, they may only exercise it as one and the same person.

(46)                          PROXY    The right to vote shall be exercised by the shareholder or a proxyholder holding a written proxy.  The proxyholder need not be a shareholder.  A proxyholder may hold proxies for several shareholders.

(47)                          ABSOLUTE MAJORITY        No resolution shall be considered to be passed by a meeting unless it has been approved by a number of participants holding or representing not less than a majority of the votes to which all the issued shares give the right, regardless how many attend or are represented at the meeting.

(48)                          SIGNED RESOLUTION              Resolutions in writing, signed by all the shareholders entitled to vote thereon shall be as valid and have the same effect as if they had been passed at a meeting duly called and held on the date indicated in the resolution. Such resolutions shall be kept in the minute book according to their date, just as a regular minute.

OFFICERS AND REPRESENTATIVES

(49)                          APPOINTMENT     The Board shall appoint a President and a Secretary at an organizational meeting and at its annual meetings.  It may appoint one or more Vice-Presidents as well as any officer or mandatary.  Where applicable, the Board shall define their mandate so that it is compatible with this by-law and fix their compensation.

(50)                          QUALIFICATION                                             No officer or mandatary need be a director or shareholder.  The same person may hold more than one office at a time.

(51)                          TERM OF OFFICE                                          The officers and mandataries shall remain in office at the pleasure of the Board.  They may be replaced or removed at any time by resolution of the Board.

(52)                          RESIGNATION          An officer or mandatary may resign from office before the expiry of his term by sending a notice of resignation to the head office, by messenger or registered or certified mail or by filing such a notice at a meeting of the Board or a meeting of the shareholders.  His office shall terminate as of receipt of the notice.

(53)                          VACANCY                                  Any vacancy in the office of President or Secretary shall be filled by the Board forthwith.

(54)                          PRESIDENT                           The President shall ex officio chair all meetings of the Board and of the shareholders.  He shall sign the share certificates and the other documents requiring his signature.

(55)                          SECRETARY                      The Secretary shall have custody of the documents and registers.  He shall act as Secretary of the meetings of the Board and of the shareholders.  He shall countersign the minutes and share certificates.

(56)                          DELEGATED GENERAL POWERS                                                The President and the Secretary shall jointly exercise all the powers which the Board is authorized to exercise except those which the Board cannot delegate or those which the Board has expressly delegated to someone else.  The Board may, by resolution, limit the general powers delegated to the President and the Secretary.

(57)                          VICE-PRESIDENT                                          In the absence or inability to act of the President, the Vice-President shall have the powers and assume the obligations of the President.

(58)                          INDEMNIFICATION                               The Company shall indemnify and hold harmless its directors, officers or other mandataries or their assigns in the manner and on the conditions set out in sections 123.87 and following of the Act, or other sections substituted therefor.

AUDITOR OR ACCOUNTANT

(59)                          AUDITOR                                       The shareholders shall, at their first meeting and at each annual meeting, appoint an auditor or, to the extent allowed by the Act, choose not to appoint one.  The decision not to appoint one shall be unanimous among the shareholders, including those whose shares are non-voting.

(60)                          QUALIFICATION                                             The auditor shall be independent of the Company, its directors and officers and have all other qualities required by law.  He shall be a member of the Canadian Institute of Chartered Accountants.

(61)                          DUTIES OF AUDITOR                    The auditor shall act as a resource person for the officers, check the financial information in the manner recognized by the Canadian Institute of Chartered Accountants and prepare the financial statements and tax returns.

(62)                          TERM OF MANDATE                        The mandate of the auditor shall terminate with his death in the case of a single individual, his resignation or his revocation by resolution of the shareholders.  He shall remain in office as long as his replacement has not been appointed or the shareholders have not unanimously decided to no longer have one.

(63)                          EXPERT ACCOUNTANT     If the shareholders decide not to appoint an auditor, the Board may appoint an expert accountant to act as a resource person for the officers and prepare the financial statements and tax returns.  The expert accountant need not be a member of the Canadian Institute of Chartered Accountants.  His mandate shall terminate with his death in the case of an individual, his resignation or his removal by the Board.  He shall remain in office until a replacement is appointed or the shareholders have decided not to appoint an auditor.

The foregoing is the complete text of “General By-Law No. 1” duly adopted by the directors on June 11, 2003 and approved by the shareholders on June 11, 2003.

(signed)
Marc D’Aoust

9130-7462 QUÉBEC INC.

BY-LAW NO. 2

pertaining to the

BORROWING POWER OF THE DIRECTORS

“The Board of Directors is authorized to

(a)                                  borrow money upon the credit of the Company, for the amounts and on the terms which it may, in its discretion, determine, including executing and renewing promissory notes or other instruments;

(b)                                 issue debentures or other securities of the Company and pledge or sell the same at such price or amount as it shall deem appropriate;

(c)                                  hypothecate or otherwise affect the present or future, tangible or intangible immovable and movable property of the Company for the purpose of guaranteeing such borrowings.

The Board of Directors may delegate the above powers, in the manner it determines, to one or more directors or officers it designates.”

This By-law Number 2 was duly passed by the Board of Directors on June 11, 2003 and was approved by the shareholders on June 11, 2003.

(signed)
Marc D’Aoust

BY-LAW NUMBER 2003-1

OF

9130-7462 QUÉBEC INC.

BY-LAW AMENDING THE CORPORATE NAME AND JUDICIAL DISTRICT OF THE COMPANY

•                                          The articles of the Company are amended to change the corporate name of the Company, 9130-7462 Québec inc., to the following:

Dunkin Donuts Maître Franchisé Québec inc.

and its version

Dunkin Donuts Master Franchisee Québec inc.

•                                          The articles of the Company are also amended to change the judicial district in Québec where the Company has its head office to:

The judicial district of Laval

•                                          At the same time, the address of the head office of the Company currently situated at 55 Castonguay St., Suite 400, Saint-Jérôme, Quebec, J7Y 2H9, is changed to the new address set out below:

1600 St. Martin Blvd. E., Suite 200

Laval, Quebec, H7G 4S7

•                                          Draft articles of amendment and notice of the address of the head office are submitted to the sole director and are hereby approved;

•                                          Marc D’Aoust is authorized to sign the articles of amendment and the notice of the address of the head office required to obtain the amendment of the name and address and to send them to the Inspector General of Financial Institutions, it being understood that the amendment shall be effective as of the date hereof.

PASSED BY THE SOLE DIRECTOR OF THE COMPANY AND APPROVED AND RATIFIED BY THE SOLE SHAREHOLDER AS OF AUGUST 28, 2003.

(signed)
Marc D’Aoust